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                                                                  EXHIBIT 23(D)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Shareholders and Board Directors of
Taylor Medical, Inc.


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Physician Sales & Service, Inc., filed October 29, 1996 relating to the Physician Sales & Service, Inc. PSS/Taylor Medical Profit Sharing 401(k) Plan of our report dated December 1, 1994 on the consolidated statements of operations, cash flows and shareholders' equity of Taylor Medical, Inc. and subsidiaries for the year ended March 31, 1994 appearing in the Annual Report on Form 10K for the year ended March 29, 1996 of Physician Sales & Service, Inc. Such consolidated financial statements of Taylor Medical, Inc. do not appear separately in the above-mentioned Form 10-K. We also consent to the incorporation by reference in the Registration Statement on Form S-8 of Physician Sales & Service, Inc. of our report dated October 3, 1995 appearing on page 2 in the Form 11-K.


PRICE WATERHOUSE LLP
Houston, Texas
October 23, 1996